Exhibit 10.5

SHARE EXCHANGE AGREEMENT

by and among

SPINE INJURY SOLUTIONS, INC.

a Delaware Corporation

and

BITECH MINING CORPORATION,

A Wyoming corporation

and

the Shareholders of Bitech Mining Corporation

Dated as of March 31, 2022

Exhibits

Exhibit A – Form of Certificate of Designations, Preferences and Rights of Series A Preferred Stock

SHARE EXCHANGE AGREEMENT

THIS SHARE EXCHANGE AGREEMENT (hereinafter referred to as this “Agreement”) is entered into as of this 31ST day of March 2022 (the “Effective Date”), by and between (i) SPINE INJURY SOLUTIONS, INC., a Delaware corporation (“SPIN”), (ii) BITECH MINING CORPORATION, a Wyoming corporation (the “Acquired Company”), (iii) each of the shareholders of the Acquired Company who executes a joinder to this Agreement (each, a “Seller” and collectively, the “Sellers”), and (iv) Benjamin Tran, solely in his capacity as Sellers’ Representative (“Sellers’ Representative”). Each of the Acquired Company, the Sellers and the Sellers’ Representative may be referred to collectively herein as the “Acquired Company Parties” and separately as an “Acquired Company Party.” Each of SPIN, the Sellers, the Sellers’ Representative and the Acquired Company Party may be referred to herein collectively as the “Parties” and separately as a “Party.”

Premises

WHEREAS, the Sellers own an aggregate of 94,312,250 shares of common stock of Acquired Company, which shares constitute 100% of the issued and outstanding common stock of Acquired Company;

WHEREAS, SPIN is a publicly-held corporation organized under the laws of the State of Delaware;

WHEREAS, the Acquired Company is a privately-held company organized under the laws of Wyoming corporation;

WHEREAS, SPIN agrees to acquire 100% of the issued and outstanding shares of the Acquired Company from the Sellers in exchange for the issuance of up to 9,000,000 shares of SPIN’s Series A Convertible Preferred Stock par value $0.001 per share (the “Series A Preferred Stock”) representing approximately 96% of the proforma issued and outstanding shares of SPIN’s common stock after the filing of the Series A Certificate of Designations as provided for herein and is hereinafter referred to as the “Exchange”. On the Closing Date, the Sellers will become shareholders of SPIN.

WHEREAS, for Federal income tax purposes, it is intended that the Exchange qualify as a reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”); and

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Agreement

NOW THEREFORE, on the stated premises and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the parties to be derived herefrom, and intending to be legally bound hereby, it is hereby agreed as follows:

ARTICLE I

REPRESENTATIONS, COVENANTS, AND WARRANTIES OF THE TARGET COMPANY AND THE SELLERS

As an inducement to, and to obtain the reliance of SPIN, except as set forth in the Acquired Company Schedules (as hereinafter defined), the Acquired Company and each Seller, severally as hereinafter provided, represents and warrants as of the Closing Date (as hereinafter defined), as follows:

Section 1.01 Incorporation. The Acquired Company is a company duly organized, validly existing, and in good standing under the laws of Wyoming corporation and has the corporate power and is duly authorized under all applicable laws, regulations, ordinances, and orders of public authorities to carry on its business in all material respects as it is now being conducted. Included in the Acquired Company Schedules are complete and correct copies of the Articles of Incorporation and bylaws of the Acquired Company as in effect on the date hereof. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate any provision of the Acquired Company’s Articles of Incorporation or bylaws. The Acquired Company has taken all actions required by law, its Articles of Incorporation, bylaws, or otherwise to authorize the execution and delivery of this Agreement. The Acquired Company has full power, authority, and legal capacity and has taken all action required by law, its Articles of Incorporation, bylaws, and otherwise to consummate the transactions herein contemplated.

Section 1.02 Authorized Shares and Capital; Assets. The authorized number of common shares with $0.001 par value per share of the Acquired Company is 100,000,000 with 94,312,250 shares issued and outstanding. Each Seller owns the issued and outstanding shares of the Acquired Company representing in aggregate a 100% interest in the Acquired Company. The issued and outstanding shares are validly issued, fully paid, and non-assessable and not issued in violation of preemptive or other rights of any person. Except as set forth on Section 1.02 of the Acquired Company Schedules, no Person (as hereinafter defined) has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by this Agreement. Except as set forth in Section 1.02 of the Acquired Company Schedules, there are no agreements or arrangements under which the Acquired Company is obligated to register the sale of any of the Acquired Company’s securities under the Securities Act. Except as set forth in Section 1.02 of the Acquired Company Schedules, no shares of common stock and/or other securities of the Acquired Company are entitled to preemptive rights and there are no outstanding debt securities and no contracts, commitments, understandings, or arrangements by which the Acquired Company is or may become bound to issue additional shares of the capital stock and/or other securities of the Acquired Company or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, any shares of capital stock of the Acquired Company other than those issued or granted in the ordinary course of business pursuant to the Acquired Company’s equity incentive and/or compensatory plans or arrangements. Except for customary transfer restrictions contained in agreements entered into by the Acquired Company to sell restricted securities and/or as set forth in Section 1.02 of the Acquired Company Schedules, the Acquired Company is not a party to, and it has no knowledge of, any agreement restricting the voting or transfer of any shares of the capital stock and/or other securities of the Acquired Company. Except as set forth in Section 1.02 of the Acquired Company Schedules, the offer and sale of all capital stock, convertible or exchangeable securities, rights, warrants, options and/or any other securities of the Acquired Company, when any such securities of the Acquired Company were issued, complied in all material respects with all applicable federal and state securities laws, and no current and/or prior holder of any securities of the Acquired Company has any right of rescission or damages or any “put” or similar right with respect thereto. Except as set forth on Section 1.02 of the Acquired Company Schedules, there are no securities or instruments of the Acquired Company containing anti-dilution or similar provisions that will be triggered by the issuance and/or sale of the Exchange Shares and/or the consummation of the transactions described herein. Acquired Company has cash of at least $460,000 (the “Acquired Company Working Capital”) which shall be used by SPIN as provided for in Section 5.06(a) and Section 5.06(b).

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Section 1.03 Litigation and Proceedings. Except as disclosed in Section 1.03 of the Acquired Company Schedules, there are no actions, suits, proceedings, or investigations pending or, to the knowledge of the Acquired Company after reasonable investigation, threatened by or against the Acquired Company or affecting the Acquired Company or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind. The Acquired Company does not have any knowledge of any material default on its part with respect to any judgment, order, injunction, decree, award, rule, or regulation of any court, arbitrator, or governmental agency or instrumentality or of any circumstances which, after reasonable investigation, would result in the discovery of such a default.

Section 1.04 Financial Statements. The Acquired Company audited financial statements which include the Balance Sheet as of December 31, 2021, Statements of Operations for the Years Ended December 31, 2021, Statement of Stockholders’ Equity for the Years Ended December 31, 2021 and Statement of Cashflows for the Year Ended December 31, 2021 (the “Acquired Company Financial Statements”) have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of the Acquired Company as of and for the dates thereof and the results of operations and cash flows for the periods then ended.

Section 1.05 Material Changes; Undisclosed Events, Liabilities or Developments. Since the Balance Sheet Date: (i) there has been no event, occurrence or development that has had or that could reasonably be expected to be materially adverse to the Acquired Company, (ii) the Acquired Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Acquired Company’s consolidated financial statements pursuant to GAAP or disclosed in filings made with the Commission (if the Acquired Company is an issuer required to file periodic reports under the Exchange Act), (iii) the Acquired Company has not altered its method of accounting, and (iv) the Acquired Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock. Except for the issuance of the Securities contemplated by this Agreement or as set forth in Section 1.05 of the Acquired Company Schedules, no event, liability, fact, circumstance, occurrence or development has occurred or exists or is reasonably expected to occur or exist with respect to the Acquired Company or its businesses, properties, operations, assets or financial condition, that would be required to be disclosed by the Acquired Company under applicable securities laws at the time this representation is made or deemed made that has not been publicly disclosed at least one business day prior to the date that this representation is made. Section 1.05 of the Acquired Company Schedules sets forth all of the Acquired Company General Liabilities as of the Effective Date.

Section 1.06 Subsidiaries and Predecessor Corporations. The Acquired Company does not have any predecessor corporation(s), subsidiaries, and does not own, beneficially or of record, any shares of any other corporation.

Section 1.07 Contracts. Except as set forth in Section 1.07 of the Acquired Company Schedules, the Acquired Company is not a party to, and its assets, products, technology and properties are not bound by, any leases, contract, franchise, license agreement, agreement, debt instrument, obligation, arrangement, understanding or other commitments whether such agreement is in writing or oral whereby each such agreement involves aggregate annual consideration in excess of $125,000 (each, an “Acquired Company Material Contract”).

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Section 1.08 No Conflict With Other Instruments. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, constitute a default under, or terminate, accelerate or modify the terms of, any indenture, mortgage, deed of trust, or other material agreement or instrument to which the Acquired Company is a party or to which any of its assets, properties or operations are subject.

Section 1.09 Compliance With Laws and Regulations. The Acquired Company has complied with all Laws (as hereinafter defined) applicable to the Acquired Company and the operation of its business. This compliance includes, but is not limited to, the filing of all reports to date with federal and state securities authorities.

Section 1.10 Material Transactions or Affiliations. Except as disclosed herein and in Section 1.07 of the Acquired Company Schedules, there exists no contract, agreement or arrangement between the Acquired Company and any predecessor and any Person who was at the time of such contract, agreement or arrangement an officer, director, or Person owning of record or known by the Acquired Company to own beneficially, 5% or more of the issued and outstanding common stock of the Acquired Company and which is to be performed in whole or in part after the date hereof or was entered into not more than three years prior to the date hereof. Neither any officer, director, nor 5% Shareholders of the Acquired Company has, or has had since inception of the Acquired Company, any known interest, direct or indirect, in any such transaction with the Acquired Company which was material to the business of the Acquired Company. The Acquired Company has no commitment, whether written or oral, to lend any funds to, borrow any money from, or enter into any other transaction with, any such affiliated Person.

Section 1.11 Taxes, Tax Returns and Audits. Except as set forth in Section 1.11 of the Acquired Company Schedules, all federal, state and local Tax Returns (as hereinafter defined) of the Acquired Company have been accurately prepared in all material respects and duly and timely filed, except for those returns covered by a timely filed extension, and all federal, state and local Taxes required to be paid with respect to the periods covered by such Tax Returns have been paid to the extent that the same have become due. The Acquired Company is not and has not been delinquent in the payment of any Tax (as hereinafter defined). The Acquired Company has not had a Tax deficiency assessed against it and has not executed a waiver of any statute of limitations for the assessment or collection of any Tax. None of the Tax Returns filed by the Acquired Company has been audited by any Authority. The Acquired Company has not received any written notice of any proposed audits, investigations, claims or administrative proceedings relating to Taxes or any Tax Returns. The Acquired Company (i) is not a party to, nor is it bound by or obligated under, any Tax sharing agreements (other than commercial agreements, the primary purpose of which does not relate to Taxes), and (ii) does not have any potential liability or obligation to any Person as a result of, or pursuant to, any such Tax sharing agreements. The Acquired Company has no liability for the Taxes of any other taxpayer under U.S. Treasury Regulation 1.1502-6 or any other similar provision. The following terms, as used herein, have the following meanings:

Section 1.12 Insurance Policies. The Acquired Company has not received written notice of any pending or threatened cancellation (retroactive or otherwise) with respect to any of the insurance policies in force naming the Acquired Company or employees thereof as an insured or beneficiary or as a loss payable payee, and the Acquired Company is in compliance in all material respects with all conditions contained therein. Except as disclosed in Section 1.12 of the Acquired Company Schedules, there are no pending claims against such insurance policies by the Acquired Company as to which insurers are defending under reservation of rights or have denied liability, and there exists no claim under such insurance policies that has not been properly filed by the Acquired Company. Set forth in Section 1.12 of the Acquired Company Schedules is a schedule of all of the insurance policies of the Acquired Company.

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Section 1.13 Anti-Money Laundering, Anti-Bribery and Anti-Corruption; Sanctions.

(a) Neither the Acquired Company nor its Affiliates or any director or officer of any of them is an individual or entity currently, or has not in the past 5 years been, subject to any Sanctions (as hereinafter defined) or is on any Sanctions List (as hereinafter defined).

(b) Each of the Acquired Company and its Affiliates and their respective directors, officers, employees and, to the knowledge of the Acquired Company, agents and any other person or entity acting on behalf of the Acquired Company, has complied with the Money Laundering, Anti-Corruption and Anti-Bribery Laws (as hereinafter defined), in each case as applicable to them, and no action, suit or proceeding by or before any court or any arbitrator or any governmental agency, authority or body involving the Acquired Company or its directors or officers and, to the knowledge of the Acquired Company, the employees, agents, or representatives of each of them, is pending or threatened with respect to Money Laundering, Anti-Corruption and Anti-Bribery Laws.

(c) Neither the Acquired Company nor its directors or officers, nor, to the knowledge of the Acquired Company, the employees or agents of any of them has:

(i) used any corporate funds for any unlawful contribution, gift, entertainment or unlawful expense relating to political activity;

(ii) nor taken any action in furtherance of an unlawful offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or (anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for public office) or made any other bribe, rebate, payoff, influence payment or kickback intended to improperly influence official action or secure an improper advantage.

(d) The Acquired Company will promote and ensure compliance with Money Laundering, Anti-Corruption and Anti-Bribery Laws in all jurisdictions where it operates and with the representations and warranties contained herein.

Section 1.14 Approval of Agreement. This Agreement has been duly and validly authorized and executed and delivered on behalf of the Acquired Company and the Sellers, and this Agreement constitutes a valid and binding agreement of the Acquired Company and the Sellers enforceable in accordance with its terms.

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Section 1.15 The Acquired Company Schedules. The Acquired Company has delivered to SPIN the following schedules, which are collectively referred to as the “Acquired Company Schedules” and which consist of separate schedules dated as of the date of execution of this Agreement, all certified by the chief executive officer of the Acquired Company as complete, true, and correct as of the date of this Agreement in all material respects:

(a) a schedule containing complete and accurate copies of the certificate of incorporation and bylaws of the Acquired Company as in effect as of the date of this Agreement;

(b) a schedule setting forth a description of any material adverse change in the business, operations, property, inventory, assets, or condition of the Acquired Company since December 31, 2021, required to be provided pursuant to Section 1.05 hereof; and

(c) a schedule setting forth any other information, together with any required copies of documents, required to be disclosed in the Acquired Company Schedules provided for in this Agreement.

The Acquired Company shall cause the Acquired Company Schedules and the instruments and data delivered to SPIN hereunder to be promptly updated after the date hereof up to and including the Closing Date.

Section 1.16 Valid Obligation. This Agreement and all agreements and other documents executed by the Acquired Company in connection herewith constitute the valid and binding obligations of the Acquired Company and the Sellers, enforceable in accordance with its or their terms, except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.

Section 1.17 Patent and Technology Agreement. The Patent and Technology Exclusive and Non-Exclusive License Agreement between Supergreen Energy Corp. and Acquired Company with an effective date of January 15, 2021, as amended on October 25, 2021 and March 27, 2022 (collectively, the “License Agreement”) is valid and enforceable by the Acquired Company in all respects, except as limited by bankruptcy and insolvency laws and by other laws affecting the rights of creditors generally.

Section 1.18 Investment Representations.

(a) Investment Purpose. As of the date hereof, each Seller understands and agrees that the consummation of this Agreement including the delivery of the Exchange Consideration to the Sellers in exchange for the Acquired Company Shares as contemplated hereby constitutes the offer and sale of securities under the Securities Act of 1933, as amended (the “Securities Act “) and applicable state statutes and that the Acquired Company Shares are being acquired for the Sellers’s own account and not with a present view towards the public sale or distribution thereof, except pursuant to sales registered or exempted from registration under the Securities Act.

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(b) Accredited Investor Status. Each Seller is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D (an “Accredited Investor”).

(c) Reliance on Exemptions. Each Seller understands that the Exchange Consideration is being offered and sold to the Sellers in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that SPIN is relying upon the truth and accuracy of, and the Sellers’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Sellers set forth herein in order to determine the availability of such exemptions and the eligibility of the Sellers to acquire the Exchange Consideration.

(d) Information. Each Seller and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of SPIN and materials relating to the offer and sale of the Exchange Consideration which have been requested by the Sellers or their advisors. Each Seller and their advisors, if any, have been afforded the opportunity to ask questions of SPIN. Notwithstanding the foregoing, SPIN has not disclosed to the Sellers any material nonpublic information and will not disclose such information unless such information is disclosed to the public prior to or promptly following such disclosure to the Sellers. Each Seller understands that their investment in the Exchange Consideration involves a significant degree of risk.

(e) Governmental Review. Each Seller understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Exchange Consideration.

(f) Transfer or Re-sale. Each Seller understands that (i) the sale or re-sale of the Exchange Consideration has not been and is not being registered under the Securities Act or any applicable state securities laws, and the Exchange Consideration may not be transferred unless (a) the Exchange Consideration is sold pursuant to an effective registration statement under the Securities Act, (b) the Sellers shall have delivered to SPIN, at the cost of the Sellers, an opinion of counsel that shall be in form, substance and scope customary for opinions of counsel in comparable transactions to the effect that the Exchange Consideration to be sold or transferred may be sold or transferred pursuant to an exemption from such registration, which opinion shall be accepted by SPIN, (c) the Exchange Consideration is sold or transferred to an “affiliate” (as defined in Rule 144 promulgated under the Securities Act (or a successor rule) (“Rule 144”)) of the Sellers who agrees to sell or otherwise transfer the Exchange Consideration only in accordance with this Section and who is an Accredited Investor, (d) the Exchange Consideration is sold pursuant to Rule 144, or (e) the Exchange Consideration is sold pursuant to Regulation S under the Securities Act (or a successor rule) (“Regulation S”), and the Sellers shall have delivered to SPIN, at the cost of the Sellers, an opinion of counsel that shall be in form, substance and scope customary for opinions of counsel in corporate transactions, which opinion shall be accepted by SPIN; (ii) any sale of such Exchange Consideration made in reliance on Rule 144 may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any re-sale of such Exchange Consideration under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the SEC thereunder; and (iii) neither SPIN nor any other person is under any obligation to register such Exchange Consideration under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder (in each case). Notwithstanding the foregoing or anything else contained herein to the contrary, the Exchange Consideration may be pledged as collateral in connection with a bona fide margin account or other lending arrangement.

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(g) Legends. Each of the Sellers understand that the shares of SPIN’s common stock that comprise the Exchange Consideration (the “Exchange Shares”) and, until such time as the Exchange Shares have been registered under the Securities Act, may be sold pursuant to Rule 144 or Regulation S, the Exchange Shares may bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for such Exchange Shares):

“THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL MAY BE SELECTED BY THE SELLER), IN A FORM REASONABLY SATISFACTORY TO SPIN, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD OR ELIGIBLE TO BE SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.”

The legend set forth above shall be removed and SPIN shall issue a certificate without such legend to the holder of any Exchange Share upon which it is stamped, if, unless otherwise required by applicable state securities laws, (a) the Exchange Shares are registered for sale under an effective registration statement filed under the Securities Act or otherwise may be sold pursuant to Rule 144 or Regulation S without any restriction as to the number of securities as of a particular date that can then be immediately sold, or (b) such holder provides SPIN with an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that a public sale or transfer of such Exchange Shares may be made without registration under the Securities Act, which opinion shall be accepted by SPIN so that the sale or transfer is effected. Each Seller agrees to sell all Exchange Shares, including those represented by a certificate(s) from which the legend has been removed, in compliance with applicable prospectus delivery requirements, if any.

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ARTICLE II
REPRESENTATIONS, COVENANTS, AND WARRANTIES OF SPIN

As an inducement to, and to obtain the reliance of the Acquired Company and the Sellers, except as set forth in the SPIN Schedules (as hereinafter defined), SPIN represents and warrants, as of the date hereof and as of the Closing Date, as follows:

Section 2.01 Organization. SPIN and its Subsidiary are corporations duly organized, validly existing, and in good standing under the laws of the State of Delaware and Texas, respectively, and have the corporate power and are duly authorized under all applicable laws, regulations, ordinances, and orders of public authorities to carry on its business in all material respects as it is now being conducted. Included in the SPIN Schedules are complete and correct copies of the certificate of incorporation and bylaws of SPIN and its Subsidiary as in effect on the date hereof. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate any provision of SPIN’s certificate of incorporation or bylaws. SPIN has taken all action required by law, its certificate of incorporation, its bylaws, or otherwise to authorize the execution and delivery of this Agreement, and SPIN has full power, authority, and legal right and has taken all action required by law, its certificate of incorporation, bylaws, or otherwise to consummate the transactions herein contemplated.

Section 2.02 Capitalization. SPIN’s authorized capitalization consists of (a) 250,000,000 shares of common stock, par value $0.001 per share (“SPIN Common Stock”), of which 20,240,882 shares are issued and outstanding, and (b) 10,000,000 shares of preferred stock, par value $.001 per share, none of which are issued and outstanding. All issued and outstanding shares are legally issued, fully paid, and non-assessable and not issued in violation of the preemptive or other rights of any person. Except as set forth on Section 2.02 of the SPIN Schedules, no Person (as hereinafter defined) has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by this Agreement. Except as set forth on Schedule Section 2.02, there are no agreements or arrangements under which SPIN is obligated to register the sale of any of SPIN’s securities under the Securities Act. Except as set forth on Schedule Section 2.02, no shares of Common Stock and/or other securities of SPIN are entitled to preemptive rights and there are no outstanding debt securities and no contracts, commitments, understandings, or arrangements by which SPIN is or may become bound to issue additional shares of the capital stock and/or other securities of SPIN or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, any shares of capital stock of SPIN other than those issued or granted in the ordinary course of business pursuant to SPIN’s equity incentive and/or compensatory plans or arrangements. Except for customary transfer restrictions contained in agreements entered into by SPIN to sell restricted securities and/or as set forth on Schedule Section 2.02, SPIN is not a party to, and it has no knowledge of, any agreement restricting the voting or transfer of any shares of the capital stock and/or other securities of SPIN. Except as set forth on Schedule Section 2.02, the offer and sale of all capital stock, convertible or exchangeable securities, rights, warrants, options and/or any other securities of SPIN, when any such securities of SPIN were issued, complied in all material respects with all applicable federal and state securities laws, and no current and/or prior holder of any securities of SPIN has any right of rescission or damages or any “put” or similar right with respect thereto. Except as set forth on Section 2.02 of the SPIN Schedules, there are no securities or instruments of SPIN containing anti-dilution or similar provisions that will be triggered by the issuance and/or sale of the Exchange Shares and/or the consummation of the transactions described herein. The term “Person” means an individual, corporation, partnership (including a general partnership, limited partnership or limited liability partnership), limited liability company, association, trust or other entity or organization, including a government, domestic or foreign, or political subdivision thereof, or an agency or instrumentality thereof.

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Section 2.03 Material Changes; Undisclosed Events, Liabilities or Developments. Since the Balance Sheet Date: (i) there has been no event, occurrence or development that has had or that could reasonably be expected to be materially adverse to SPIN or its Subsidiary, (ii) SPIN or its Subsidiary has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in SPIN’s consolidated financial statements pursuant to GAAP or disclosed in filings made with the Commission (if SPIN is an issuer required to file periodic reports under the Exchange Act), (iii) SPIN has not altered its method of accounting, and (iv) SPIN or its Subsidiary has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) SPIN has not issued any equity securities to any officer, director or Affiliate (as hereinafter defined), except as set forth in Section 2.03 of the SPIN Schedules pursuant to existing Company stock option plans. Except for the issuance of the Securities contemplated by this Agreement or as set forth in Section 2.03 of the SPIN Schedules, no event, liability, fact, circumstance, occurrence or development has occurred or exists or is reasonably expected to occur or exist with respect to SPIN or its Subsidiary or their respective businesses, properties, operations, assets or financial condition, that would be required to be disclosed by SPIN under applicable securities laws at the time this representation is made or deemed made that has not been publicly disclosed at least one business day prior to the date that this representation is made. Section 2.03 of the SPIN Schedules sets forth all of the SPIN General Liabilities as of the Effective Date. The term “Affiliate” means, with respect to any Person, any other Person directly or indirectly Controlling, Controlled by, or under common Control with such Person. “Control” of a Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract, or otherwise. “Controlled”, “Controlling” and “under common Control with” have correlative meanings. Without limiting the foregoing a Person (the “Controlled Person”) shall be deemed Controlled by (a) any other Person (the “50% Owner”) (i) owning beneficially, as meant in Rule 13d-3 under the Exchange Act, securities entitling such Person to cast 50% or more of the votes for election of directors or equivalent governing authority of the Controlled Person or (ii) entitled to be allocated or receive 50% or more of the profits, losses, or distributions of the Controlled Person; or (b) an officer, director, general partner, partner (other than a limited partner), manager, or member (other than a member having no management authority that is not a 50% Owner ) of the Controlled Person.

Section 2.04 Subsidiaries and Predecessor Corporations. Other than Quad Video Halo, Inc., a Texas corporation (“Quad”) and Concussion and Spine Injury Solutions Inc., a Texas corporation, SPIN does not have any predecessor corporation(s), subsidiaries, and does not own, beneficially or of record, any shares of any other corporation (collectively, the “Subsidiary”).

Section 2.05 Shell Company Status; SEC Reports; Financial Statements. SPIN has filed all reports, schedules, forms, statements and other documents required to be filed by SPIN under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as SPIN was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of SPIN included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of SPIN and its consolidated Subsidiary as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments. For purposes of this Agreement, December 31, 2021 is referred to as the “Balance Sheet Date”.

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Section 2.06 Information. The information concerning SPIN and its Subsidiary set forth in this Agreement and the SPIN Schedules is complete and accurate in all material respects and does not contain any untrue statements of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading. In addition, SPIN has fully disclosed in writing to the Sellers (through this Agreement or the SPIN Schedules) all information relating to matters involving SPIN, its Subsidiary or their assets or their present or past operations or activities which (i) indicated or may indicate, in the aggregate, the existence of a greater than $10,000 liability, (ii) have led or may lead to a competitive disadvantage on the part of SPIN or its Subsidiary or (iii) either alone or in aggregation with other information covered by this Section 2.06, otherwise have led or may lead to a material adverse effect on SPIN or its Subsidiary, its assets, or its operations or activities as presently conducted or as contemplated to be conducted after the Closing Date, including, but not limited to, information relating to governmental, employee, environmental, litigation and securities matters and transactions with affiliates (a “Material Adverse Effect”).

Section 2.07 DTC Eligible. The SPIN Common Stock is DTC eligible and DTC has not placed a “freeze” or a “chill” on the Common Stock and SPIN has no reason to believe that DTC has any intention to make the Common Stock not DTC eligible, or place a “freeze” or “chill” on the Common Stock. No federal or state regulatory authority has indicated that it will prohibit the listing of SPIN’s securities.

Section 2.08 Litigation and Proceedings. There are no actions, suits, proceedings or investigations pending or, to the knowledge of SPIN or its Subsidiary after reasonable investigation, threatened by or against SPIN or its Subsidiary or affecting SPIN or its Subsidiary or their properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind except as disclosed in the SPIN Schedules. SPIN or its Subsidiary have no knowledge of any default on its part with respect to any judgment, order, writ, injunction, decree, award, rule or regulation of any court, arbitrator, or governmental agency or instrumentality or any circumstance which after reasonable investigation would result in the discovery of such default.

Section 2.09 Contracts.

(a) Except as provided for in Section 2.09 of the SPIN Schedules, neither SPIN nor its Subsidiaries are a party to, and their assets, products, technology and properties are not bound by, any leases, contract, franchise, license agreement, agreement, debt instrument, obligation, arrangement, understanding or other commitments whether such agreement is in writing or oral (the “SPIN Contracts”).

(b) Except as provided for in Section 2.09 of the SPIN Schedules, neither SPIN nor its Subsidiary are a party to or bound by, and the properties of SPIN or its Subsidiary are not subject to any Contract, agreement, other commitment or instrument; any charter or other corporate restriction; or any judgment, order, writ, injunction, decree, or award; and

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(c) Neither SPIN nor its Subsidiary are a party to any oral or written (i) contract for the employment of any officer or employee; (ii) profit sharing, bonus, deferred compensation, stock option, severance pay, pension benefit or retirement plan, (iii) agreement, contract, or indenture relating to the borrowing of money, (iv) guaranty of any obligation, (v) collective bargaining agreement; or (vi) agreement with any present or former officer or director of SPIN, other than the Dalrymple Note.

Section 2.10 No Conflict With Other Instruments. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, constitute a default under, or terminate, accelerate or modify the terms of, any indenture, mortgage, deed of trust, or other material agreement or instrument to which SPIN is a party or to which any of its assets, properties or operations are subject.

Section 2.11 Compliance With Laws and Regulations. SPIN and its Subsidiary have complied with all United States federal, state or local or any applicable foreign statute, law, rule, regulation, ordinance, code, order, judgment, decree or any other applicable requirement or rule of law (a “Law”) applicable to SPIN and the operation of its business. This compliance includes, but is not limited to, the filing of all reports to date with federal and state securities authorities.

Section 2.12 Approval of Agreement. The Board of Directors of SPIN has authorized the execution and delivery of this Agreement by SPIN and has approved this Agreement and the transactions contemplated hereby.

Section 2.13 Material Transactions or Affiliations. Except as disclosed herein and in the SPIN Schedules, there exists no contract, agreement or arrangement between SPIN, its Subsidiary and any predecessor and any Person who was at the time of such contract, agreement or arrangement an officer, director, or Person owning of record or known by SPIN to own beneficially, 5% or more of the issued and outstanding common stock of SPIN and which is to be performed in whole or in part after the date hereof or was entered into not more than three years prior to the date hereof. Neither any officer, director, nor 5% Shareholders of SPIN has, or has had since inception of SPIN, any known interest, direct or indirect, in any such transaction with SPIN which was material to the business of SPIN. SPIN has no commitment, whether written or oral, to lend any funds to, borrow any money from, or enter into any other transaction with, any such affiliated Person.

Section 2.14 SPIN Schedules. SPIN has delivered to the Sellers the following schedules, which are collectively referred to as the “SPIN Schedules” and which consist of separate schedules, which are dated the date of this Agreement, all certified by the chief executive officer of SPIN to be complete, true, and accurate in all material respects as of the date of this Agreement.

(a) a schedule containing complete and accurate copies of the certificate of incorporation and bylaws of SPIN as in effect as of the date of this Agreement;

(b) a schedule setting forth a description of any material adverse change in the business, operations, property, inventory, assets, or condition of SPIN since December 31, 2021, required to be provided pursuant to Section 2.03 hereof; and

(c) a schedule setting forth any other information, together with any required copies of documents, required to be disclosed in the SPIN Schedules provided for in this Agreement.

SPIN shall cause the SPIN Schedules and the instruments and data delivered to the Sellers hereunder to be promptly updated after the date hereof up to and including the Closing Date.

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Section 2.15 Bank Accounts; Power of Attorney. Set forth in Section 2.15 of the SPIN Schedules is a true and complete list of (a) all accounts with banks, money market mutual funds or securities or other financial institutions maintained by SPIN and its Subsidiary within the past twelve (12) months, the account numbers thereof, and all persons authorized to sign or act on behalf of SPIN, (b) all safe deposit boxes and other similar custodial arrangements maintained by SPIN and its Subsidiary within the past twelve (12) months, and (c) the names of all persons holding powers of attorney from SPIN or its Subsidiary or who are otherwise authorized to act on behalf of SPIN or its Subsidiary with respect to any matter, other than its officers and directors, and a summary of the terms of such powers or authorizations.

Section 2.16 Valid Obligation. This Agreement and all agreements and other documents executed by SPIN in connection herewith constitute the valid and binding obligation of SPIN, enforceable in accordance with its or their terms, except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.

Section 2.17 Listing and Maintenance Requirements. SPIN has not, in the 12 months preceding the date hereof, received notice from the OTC Markets that SPIN is not in compliance with the listing or maintenance requirements of the OTC Markets. The SPIN Common Stock is eligible for quotation on OTC Market and SPIN has no reason to believe that OTC Market has any intention of no longer quoting the SPIN Common Stock from OTC Market. The issuance of the Exchange Shares hereunder does not contravene the rules and regulations of the OTC Market. SPIN has not received any notice of delisting or threat thereof with respect to the SPIN Common Stock. SPIN has paid all applicable OTC Market fees payable as of the Effective Date and will have paid all such fees as of the Closing Date.

Section 2.18 DTC Eligibility. SPIN is a participant in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program and the SPIN Common Stock is DTC eligible.

Section 2.19 Taxes, Tax Returns and Audits. Except as set forth in Section 2.19 of the SPIN Schedules, all federal, state and local Tax Returns (as hereinafter defined) of SPIN have been accurately prepared in all material respects and duly and timely filed, except for those returns covered by a timely filed extension, and all federal, state and local Taxes required to be paid with respect to the periods covered by such Tax Returns have been paid to the extent that the same have become due. Any unpaid taxes shall be added to the SPIN Indebtedness to be paid at or prior to Closing. SPIN is not and has not been delinquent in the payment of any Tax (as hereinafter defined). SPIN has not had a Tax deficiency assessed against it and has not executed a waiver of any statute of limitations for the assessment or collection of any Tax. None of Tax Returns filed by SPIN has been audited by any Authority. SPIN has not received any written notice of any proposed audits, investigations, claims or administrative proceedings relating to Taxes or any Tax Returns. SPIN (i) is not a party to, nor is it bound by or obligated under, any Tax sharing agreements (other than commercial agreements, the primary purpose of which does not relate to Taxes), and (ii) does not have any potential liability or obligation to any Person as a result of, or pursuant to, any such Tax sharing agreements. SPIN has no liability for the Taxes of any other taxpayer under U.S. Treasury Regulation 1.1502-6 or any other similar provision. The following terms, as used herein, have the following meanings:

(a) “Tax(es)” means any federal, state, local or foreign tax, charge, fee, levy, custom, duty, deficiency, or other assessment of any kind or nature imposed by any Taxing Authority (including any income (net or gross), gross receipts, profits, windfall profit, sales, use, goods and services, ad valorem, franchise, license, withholding, employment, social security, workers compensation, unemployment compensation, employment, payroll, transfer, excise, import, real property, personal property, intangible property, occupancy, recording, minimum, alternative minimum, environmental or estimated tax), including any liability therefor as a transferee (including under Section 6901 of the Code or similar provision of applicable Law) or successor, as a result of Treasury Regulation Section 1.1502-6 or similar provision of applicable Law or as a result of any Tax sharing, indemnification or similar agreement, together with any interest, penalty, additions to tax or additional amount imposed with respect thereto.

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(b) “Taxing Authority” means the Internal Revenue Service and any other Authority responsible for the collection, assessment or imposition of any Tax or the administration of any Law relating to any Tax.

(c) “Tax Return” means any return, information return, declaration, claim for refund or credit, report or any similar statement, and any amendment thereto, including any attached schedule and supporting information, whether on a separate, consolidated, combined, unitary or other basis, that is filed or required to be filed with any Taxing Authority in connection with the determination, assessment, collection or payment of a Tax or the administration of any Law relating to any Tax.

Section 2.20 Insurance Policies. SPIN and its Subsidiary have not received written notice of any pending or threatened cancellation (retroactive or otherwise) with respect to any of the insurance policies in force naming SPIN or its Subsidiary or employees thereof as an insured or beneficiary or as a loss payable payee, and SPIN and its Subsidiary are in compliance in all material respects with all conditions contained therein. Except as disclosed in Section 2.20 of the SPIN Schedules, there are no pending claims against such insurance policies by SPIN or its Subsidiary as to which insurers are defending under reservation of rights or have denied liability, and there exists no claim under such insurance policies that has not been properly filed by SPIN or its Subsidiary. Set forth in Section 2.20 of the SPIN Schedules is a schedule of all of the insurance policies of SPIN and its Subsidiary.

Section 2.21 Anti-Money Laundering, Anti-Bribery and Anti-Corruption; Sanctions.

(a) Neither SPIN nor, its Subsidiary or Affiliates or any director or officer of any of them is an individual or entity currently, or has not in the past 5 years been, subject to any Sanctions or is on any Sanctions List.

(b) Each of SPIN, its Subsidiary and Affiliates and their respective directors, officers, employees and, to the knowledge of SPIN, agents and any other person or entity acting on behalf of SPIN, has complied with the Money Laundering, Anti-Corruption and Anti-Bribery Laws, in each case as applicable to them, and no action, suit or proceeding by or before any court or any arbitrator or any governmental agency, authority or body involving SPIN and its Subsidiary or their respective directors or officers and, to the knowledge of SPIN, the employees, agents, or representatives of each of them, is pending or threatened with respect to Money Laundering, Anti-Corruption and Anti-Bribery Laws.

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(c) Neither SPIN nor its Subsidiary nor their respective directors or officers, nor, to the knowledge of SPIN, the employees or agents of any of them has:

(i) used any corporate funds for any unlawful contribution, gift, entertainment or unlawful expense relating to political activity;

(ii) nor taken any action in furtherance of an unlawful offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or (anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for public office) or made any other bribe, rebate, payoff, influence payment or kickback intended to improperly influence official action or secure an improper advantage.

(d) SPIN and each Subsidiary will promote and ensure compliance with Money Laundering, Anti-Corruption and Anti-Bribery Laws in all jurisdictions where they operate and with the representations and warranties contained herein. As used in this Section, the following terms shall have the following meanings:

(i) “Money Laundering, Anti-Corruption and Anti-Bribery Laws” means money laundering and anti-corruption statutes of all jurisdictions (including, the Foreign Corrupt Practices Act of 1977, the OECD Convention on Bribery of Foreign Public Officials in International Business Transactions, and any similar national or local law or regulation in the United Kingdom or elsewhere where SPIN and each other Subsidiary conducts business), the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency or any such jurisdiction.

(ii) “Sanctions” means any laws or regulations or restrictive measures relating to economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by a Sanctions Authority.

(iii) “Sanctions Authority” means (i) the United Nations Security Council; (ii) the United States government; (iii) the European Union; (iv) the United Kingdom government; (v) the respective governmental institutions and agencies of any of the foregoing, including without limitation, OFAC, the United States Department of State and Department of Commerce, and Her Majesty’s Treasury; and (vi) any other governmental institution or agency with responsibility for imposing, administering or enforcing Sanctions with jurisdiction over SPIN or any of its subsidiaries (together, “Sanctions Authorities”).

(iv) “Sanctions List” means the Specially Designated Nationals and Blocked Persons List maintained by OFAC, the Denied Persons List maintained by the U.S. Department of Commerce, the Consolidated List of Financial Sanctions Companies maintained by Her Majesty’s Treasury, or any other list issued or maintained by any Sanctions Authority of persons subject to Sanctions (including investment or related restrictions), each as amended, supplemented or substituted from time to time.

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ARTICLE III

SHARE EXCHANGE; DEPOSIT

Section 3.01 The Exchange. On the terms and subject to the conditions set forth in this Agreement, on the Closing Date (as defined in Section 3.03), the Sellers shall sell, assign, transfer and deliver, free and clear of all liens, pledges, encumbrances, charges, restrictions or known claims of any kind, nature, or description, all of the shares of the Acquired Company’s common shares, par value $0.001 per share (the “Acquired Company Stock”), held by the Sellers; the objective of such purchase (the “Exchange”) being the acquisition by SPIN of not less than 100% of the issued and outstanding shares of the Acquired Company. In exchange for the transfer of such securities by the Sellers, SPIN shall deliver to the Sellers up to 9,000,000 shares of the Series A Preferred Stock (the “Exchange Shares”) which converts into approximately 96% of the issued and outstanding shares of SPIN’s common stock after giving effect to a proposed increase in the number of authorized shares of SPIN’s common stock as provided for herein and is hereinafter referred to as the “Exchange Consideration”. At the Closing Date, the Sellers shall, on surrender of their certificates representing the Acquired Company shares to SPIN or its registrar or transfer agent, be entitled to receive a certificate or certificates evidencing their ownership of the Exchange Shares.

Upon consummation of the transaction contemplated herein, all of the issued and outstanding shares of the Acquired Company shall be held by SPIN.

Section 3.02 Deposit. The Acquired Company has previously paid to SPIN an aggregate of $40,000 (the “Deposit”) pursuant to the terms of the Letter of Intent entered into between SPIN and Acquired Company dated February 7, 2022. Except as otherwise set forth herein, the Deposit shall be non-refundable to the Acquired Company.

Section 3.03 Closing. The closing (“Closing”) of the transactions contemplated by this Agreement shall occur following completion of the conditions set forth in Articles V and VI, and upon delivery of the Exchange Consideration as described in Section 3.01 herein. The Closing shall take place at a mutually agreeable time and place and is anticipated to close by no later than March 25, 2022 (the “Termination Date”) provided that the Parties may amend such Termination Date pursuant to Section 7.14 (the date and time at which the Closing is actually held being the “Closing Date”).

Section 3.04 Closing Events. At the Closing, SPIN, the Acquired Company and the Sellers shall execute, acknowledge, and deliver (or shall ensure to be executed, acknowledged, and delivered), any and all certificates, opinions, financial statements, schedules, agreements, resolutions, rulings or other instruments required by this Agreement to be so delivered at or prior to the Closing, together with such other items as may be reasonably requested by the parties hereto and their respective legal counsel in order to effectuate or evidence the transactions contemplated hereby.

Section 3.05 Termination. This Agreement may be terminated on or prior to the Closing:

(a) By the mutual written consent of SPIN, Acquired Company and the Sellers;

(b) By SPIN (i) if the conditions to the Closing as set forth in ARTICLE V have not been satisfied or waived by SPIN, which waiver SPIN may give or withhold in its sole discretion, by the Termination Date, provided, however, that SPIN may not terminate this Agreement pursuant to this Section 3.05(b) if the reason for the failure of any such condition to occur was the breach of the terms of this Agreement by SPIN; or (ii) there has been a material violation, breach or inaccuracy of any representation, warranty, covenant or agreement of any Acquired Company Party contained in this Agreement, which violation, breach or inaccuracy would cause the conditions set forth in Section 5.01 not to be satisfied, and such violation, breach or inaccuracy has not been waived by SPIN or cured by the Acquired Company Parties, as applicable, within five (5) Business Days after receipt by Acquired Company of written notice thereof from SPIN or is not reasonably capable of being cured prior to the Termination Date;

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(c) By the Sellers’ Representative (i) if the conditions to Closing as set forth in ARTICLE VI have not been satisfied or waived by the Sellers’ Representative, which waiver the Sellers’ Representative may give or withhold in his sole discretion, by the Termination Date, provided, however, that the Sellers’ Representative may not terminate this Agreement pursuant to this Section 3.05(c) if the reason for the failure of any such condition to occur was the breach of the terms of this Agreement by any of the Acquired Company Parties; or (ii) or there has been a material violation, material breach or material inaccuracy of any representation, warranty, covenant or agreement of SPIN contained in this Agreement, which violation, breach or inaccuracy would cause the conditions set forth in Section 6.01 not to be satisfied, and such violation, breach or inaccuracy has not been waived by Acquired Company and the Sellers or cured by SPIN, as applicable, within five (5) Business Days after receipt by SPIN of written notice thereof from Acquired Company or is not reasonably capable of being cured prior to the Termination Date; or

(d) By any Party, if a court of competent jurisdiction or other Authority shall have issued an order or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated under this Agreement and such order or action shall have become final and nonappealable.

Section 3.06 Survival After Termination. If this Agreement is terminated in accordance with Section 3.05, this Agreement shall become void and of no further force and effect with no liability to any Person on the part of any Party hereto (or any officer, agent, employee, direct or indirect holder of any equity interest or securities, or Affiliates of any Party); provided, however, that this Section 3.06, Section 4.07 and ARTICLE VII shall survive the termination of this Agreement and (iii) nothing herein shall relieve any Party from any liability for fraud or any willful and material breach of the provisions of this Agreement prior to the termination of this Agreement.

Section 3.07 Effect of Termination.

(a) If SPIN is the terminating party of this Agreement pursuant to Section 3.05(a) and Section 3.05(b), SPIN shall be entitled to retain the Deposit.

(b) If the Sellers are the terminating party of this Agreement pursuant to Section 3.05(c) or Section 3.05(d), the Acquired Company shall be entitled to the return of the Deposit within 10 days of written demand for such payment.

ARTICLE IV

SPECIAL COVENANTS

Section 4.01 Access to Properties and Records. SPIN and the Acquired Company will each afford to the officers and authorized representatives of the other full access to the properties, books and records of SPIN or the Acquired Company, as the case may be, in order that each may have a full opportunity to make such reasonable investigation as it shall desire to make of the affairs of the other, and each will furnish the other with such additional financial and operating data and other information as to the business and properties of SPIN or the Acquired Company, as the case may be, as the other shall from time to time reasonably request. Without limiting the foregoing, as soon as practicable after the end of each fiscal quarter (and in any event through the last fiscal quarter prior to the Closing Date), each party shall provide the other with quarterly internally prepared and unaudited financial statements.

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Section 4.02 Delivery of Books and Records and Other Information. At the Closing, SPIN shall deliver to the Acquired Company or its officers, directors and agents, the originals of the corporate minute books, books of account, contracts, records, and all other books or documents of SPIN now in the possession of SPIN or its representatives and SPIN’s CCC and CIK codes and related passwords related to its EDGAR filings with the SEC and all passwords and login information needed in order to access SPIN’s OTC Markets profile and to obtain OTCIQ access.

Section 4.03 Third Party Consents and Certificates. SPIN and the Acquired Company agree to cooperate with each other in order to obtain any required third-party consents to this Agreement and the transactions herein contemplated.

Section 4.04 Designation of Directors and Officer.

(a) On the Closing Date, the following persons will take the position of Director with SPIN: Benjamin Tran and Michael Cao (the “Sellers’ Designee”), and the following officers and/or directors shall tender their resignation of all positions held with SPIN effective on the Closing Date: Jerry Bratton and John Bergeron. William F. Donovan shall resign as Chief Executive Officer. The current directors of SPIN, William Donovan and Peter L. Dalrymple, who will remain on SPIN’s Board of Directors following the Closing have agreed to serve as directors of SPIN without compensation. The Sellers’ Designee shall not be subject to any Disqualification Events as defined in Section 1.17.

(b) In addition, upon the signing of this Agreement, SPIN shall immediately appoint as officers of SPIN the following persons: Benjamin Tran as Chief Executive Officer and President, and Robert Brilon as Chief Financial Officer, Treasurer and Secretary.

Section 4.05 Management of Quad.

(a) On the Closing Date, SPIN shall enter into an operating agreement (the “Quad Operating Agreement”) with Dalrymple whereby he will (i) agree to operate Quad and pay all expenses of the business’s operations and receive any revenues in excess of expenses which will reduce the balance due under the Dalrymple Note, (ii) maintain appropriate accounting records of Quad’s operations and (iii) indemnify and defend SPIN as a result of any liabilities related to the operation of Quad or breach of his obligations under the operating agreement.

Section 4.06 Additional Actions Prior to Closing.

(a) From and after December 31, 2021 until the Closing Date and except as set forth in the SPIN Schedules or the Acquired Company Schedules or as permitted or contemplated by this Agreement, SPIN (subject to paragraph (d) below) and the Acquired Company respectively, will each:

(i) carry on its business in substantially the same manner as it has heretofore and as disclosed in the SEC Reports;

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(ii) maintain and keep its properties in states of good repair and condition as at present, except for depreciation due to ordinary wear and tear and damage due to casualty;

(iii) maintain in full force and effect insurance comparable in amount and in scope of coverage to that now maintained by it;

(iv) perform in all material respects all of its obligations under material contracts, leases, and instruments relating to or affecting its assets, properties, and business;

(v) use its best efforts to maintain and preserve its business organization intact, to retain its key employees, and to maintain its relationship with its material suppliers and customers; and

(vi) fully comply with and perform in all material respects all obligations and duties imposed on it by all federal and state laws and all rules, regulations, and orders imposed by federal or state governmental authorities.

(b) From and after December 31, 2021 until the Closing Date, neither SPIN nor the Acquired Company will, except as provided for in Schedule 4.06(b):

(i) make any changes in their Articles of Incorporation, articles or certificate of incorporation or bylaws except as contemplated by this Agreement including a name change;

(ii) take any action described in Section 1.07 in the case of the Acquired Company or in Section 2.07, in the case of SPIN (all except as permitted therein or as disclosed in the applicable party’s schedules);

(iii) enter into or amend any contract, agreement, or other instrument of any of the types described in such party’s schedules, except that a party may enter into or amend any contract, agreement, or other instrument in the ordinary course of business involving the sale of goods or services; or

(iv) sell any assets or discontinue any operations, sell any shares of capital stock or conduct any similar transactions other than in the ordinary course of business except as disclosed in the SEC Reports.

Section 4.07 Indemnification.

(a) The Acquired Company hereby agrees to indemnify SPIN and each of the officers, agents and directors of SPIN as of the date of execution of this Agreement against any loss, liability, claim, damage, or expense (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever) (“Loss”), to which it or they may become subject arising out of or based on any inaccuracy appearing in or misrepresentations made under Article I of this Agreement. The indemnification provided for in this paragraph shall survive the Closing and consummation of the transactions contemplated hereby and termination of this Agreement for one year following the Closing.

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(b) Each of the Sellers agrees, severally in accordance with their respective Pro Rata Shares (as hereinafter defined) and not jointly, to indemnify SPIN and each of the officers, agents and directors of SPIN as of the date of execution of this Agreement against any Loss, to which it or they may become subject arising out of or based on any material inaccuracy appearing in or misrepresentations made under Article I of this Agreement. The indemnification provided for in this paragraph shall survive the Closing and consummation of the transactions contemplated hereby and termination of this Agreement for one year following the Closing. “Pro Rata Share” means a percentage equal to the number of shares of Acquired Company Stock owned by a Seller divided by the number of shares of Acquired Company Stock owned by all Sellers.

(c) SPIN agrees to indemnify and hold harmless the Acquired Company and each of the officers, agents, and directors of the Acquired Company and the Sellers as of the date of execution of this Agreement (the “Acquired Company Indemnitees”) against any Liabilities incurred or suffered by the Acquired Company Indemnitees. For this purpose, “Liabilities” shall mean all suits, proceedings, claims, expenses, losses, costs, liabilities, judgments, deficiencies, assessments, actions, investigations, penalties, fines, settlements, interest and damages (including reasonable attorneys’ fees and expenses), whether suit is instituted or not and, if instituted, whether at any trial or appellate level, and whether raised by the parties hereto or a third party, incurred or suffered by the Acquired Company Indemnitees or any of them arising from, in connection with or as a result of (a) any false or inaccurate representation or warranty made by or on behalf of SPIN in or pursuant to this Agreement; (b) any default or breach in the performance of any of the covenants or agreements made by SPIN in or pursuant to this Agreement; (c) the operation of SPIN’s business prior to the Closing; (d) any obligation or liability of SPIN which is not included in SPIN’s Financial Statements (e) any breach of the contracts prior to the Closing; and (f) any Liabilities arising out of the claims of creditors of SPIN or any party claiming by, through or under such creditor, including, but not limited to, any bankruptcy trustee or debtor-in-possession. The indemnification provided for in this paragraph shall survive the Closing and consummation of the transactions contemplated hereby and termination of this Agreement for ninety-days following the Closing. Any obligations under this Section 4.07(c) may be offset against any amounts owed by SPIN under the Dalrymple Note (the “Note Offset Rights”).

ARTICLE V
CONDITIONS PRECEDENT TO OBLIGATIONS OF SPIN

The obligations of SPIN under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:

Section 5.01 Accuracy of Representations and Performance of Covenants. The representations and warranties made by the Acquired Company and the Sellers in this Agreement were true when made and shall be true at the Closing Date with the same force and effect as if such representations and warranties were made at and as of the Closing Date (except for changes therein permitted by this Agreement). The Acquired Company shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by the Acquired Company prior to or at the Closing. SPIN shall be furnished with a certificate, signed by a duly authorized executive officer of the Acquired Company and dated the Closing Date, to the foregoing effect.

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Section 5.02 Officer’s Certificate. SPIN shall have been furnished with a certificate dated the Closing Date and signed by a duly authorized officer of the Acquired Company to the effect that no litigation, proceeding, investigation, or inquiry is pending, or to the best knowledge of the Acquired Company threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement, or, to the extent not disclosed in the Acquired Company Schedules, by or against the Acquired Company, which might result in any material adverse change in any of the assets, properties, business, or operations of the Acquired Company.

Section 5.03 Approval by the Sellers. The Exchange shall have been approved by the holders of not less than ninety percent (90%) of the shares, including voting power, of the Acquired Company, unless a lesser number is agreed to by SPIN.

Section 5.04 No Governmental Prohibition. No order, statute, rule, regulation, executive order, injunction, stay, decree, judgment or restraining order shall have been enacted, entered, promulgated or enforced by any court or governmental or regulatory authority or instrumentality which prohibits the consummation of the transactions contemplated hereby.

Section 5.05 Consents. All consents, approvals, waivers or amendments pursuant to all contracts, licenses, permits, trademarks and other intangibles in connection with the transactions contemplated herein, or for the continued operation of the Acquired Company after the Closing Date on the basis as presently operated shall have been obtained.

Section 5.06 Other Items.

(a) Using funds provided by the Acquired Company that are part of the Acquired Company Working Capital, SPIN shall pay up to $320,000, less the amount of the SPIN General Liabilities that exceed $140,000 (the “Dalrymple Note Closing Payment”) to Peter L. Dalrymple (“Dalrymple”) as partial payment towards the secured promissory note issued by the Company to Dalrymple in the original principal amount of $610,000 on August 31, 2020 as amended on October 29, 2021 (the “Dalrymple Note”). Following this payment, the principal balance of the Dalrymple Note, plus accrued and unpaid interest as of the Effective Date is $95,000;

(b) Using funds provided by the Acquired Company that are part of the Acquired Company Working Capital, $140,000 shall be used to pay the following amounts (the “SPIN General Liabilities”):

(i) $80,000 payable to M1 Advisors LLC for consulting services provided to SPIN;

(ii) All amounts owed by SPIN and its Subsidiary for accounts payable and any other liabilities of SPIN and its Subsidiary; and

(iii) The balance to Dalrymple as reimbursement for SPIN audit and legal fees.

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(c) SPIN and Dalrymple shall have entered into the Quad Operating Agreement;

(d) SPIN shall have received a list containing the name, address, and number of shares held by the Sellers as of the date of Closing, certified by an executive officer of the Acquired Company as being true, complete and accurate;

(e) SPIN shall have received such further documents, certificates or instruments relating to the transactions contemplated hereby as SPIN may reasonably request; and

(f) The audit of the Acquired Company Financial Statements shall have been completed by an accounting firm that is registered with the Public Company Accounting Oversight Board (PCAOB).

ARTICLE VI
CONDITIONS PRECEDENT TO OBLIGATIONS OF THE ACQUIRED COMPANY
AND THE SELLERS

The obligations of the Acquired Company and the Sellers under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:

Section 6.01 Accuracy of Representations and Performance of Covenants. The representations and warranties made by SPIN in this Agreement were true when made and shall be true as of the Closing Date (except for changes therein permitted by this Agreement) with the same force and effect as if such representations and warranties were made at and as of the Closing Date. Additionally, SPIN shall have performed and complied with all covenants and conditions required by this Agreement to be performed or complied with by SPIN.

Section 6.02 Officer’s Certificate. The Acquired Company shall have been furnished with certificates dated the Closing Date and signed by duly authorized executive officers of SPIN, (i) certifying and attaching true and complete copies of (A) the resolutions duly and validly adopted by the Board of Directors of SPIN authorizing the execution, delivery and performance of this Agreement, the Quad Operating Agreement, the Dalrymple Note Amendment and the Security Agreement Amendment (collectively, the “Ancillary Agreements”) and the consummation of the transactions contemplated hereby and thereby; (B) the certificate of incorporation of SPIN, as amended to date and as currently in effect; (C) the Series A Certificate of Designations; (ii) certifying the names and specimen signatures of the officers of SPIN authorized to sign this Agreement and the Ancillary Agreements to which it is a party and the other documents to be delivered hereunder and thereunder; and (iii) certifying and evidencing that the conditions set forth in ARTICLE VI have been satisfied and that the statements therein are true and correct.

Section 6.03 Good Standing. The Acquired Company shall have received a certificate of good standing from the Secretary of State of Delaware or other appropriate office, dated as of a date within ten days prior to the Closing Date certifying that SPIN is in good standing as a corporation in the State of Delaware and has filed all tax returns required to have been filed by it to date and has paid all taxes reported as due thereon.

Section 6.04 No Material Adverse Effect. No Material Adverse Effect shall have occurred with respect to SPIN from the Effective Date to the Closing Date;

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Section 6.05 No Governmental Prohibition. No order, statute, rule, regulation, executive order, injunction, stay, decree, judgment or restraining order shall have been enacted, entered, promulgated or enforced by any court or governmental or regulatory authority or instrumentality which prohibits the consummation of the transactions contemplated hereby.

Section 6.06 Approval by SPIN Board of Directors. SPIN’s board of directors shall have approved this Agreement, the Exchange, the Ancillary Agreements and the following (the “Corporate Action”):

(a) adopt the Certificate of Designations, Preferences and Rights of Series A Preferred Stock in the form attached hereto as Exhibit A (the “Series A Certificate of Designations”).

Section 6.07 Consents. All consents, approvals, waivers or amendments pursuant to all contracts, licenses, permits, trademarks and other intangibles in connection with the transactions contemplated herein, or for the continued operation of SPIN after the Closing Date on the basis as presently operated shall have been obtained.

Section 6.08 Shareholder Report.

The Sellers shall receive a shareholder’s report reflective of all SPIN shareholder’s which does not exceed 20,240,882 shares of SPIN common stock issued and outstanding as of the day prior to the Closing Date and no shares of preferred stock outstanding.

Section 6.09 Other Items

(a) SEC Reports; OTC Markets Reports.

SPIN shall have filed all SEC Reports required to be filed as of the Closing Date including, but not limited to SPIN’s Form 10-K for the period ended December 31, 2021 and a Form 8-K disclosing this Agreement. In addition, SPIN shall have completed all of its required filings with the OTC Markets Group, Inc. OTCQB tier (the “OTC Markets”), including, but not limited to the filing of an Annual Report for the period ended December 31, 2021 and the Annual OTCQB Certification for the period ended December 31, 2021, none of which filings shall contain a material misstatement or omission, and be compliant in all material respects with the OTC Markets rules and regulations;

(b) SPIN and Dalrymple shall have entered into the Quad Operating Agreement;

(c) SPIN shall have authorized the Acquired Company to make the Dalrymple Note Closing Payment as provided for in Section 5.06(a);

(d) SPIN shall have authorized the Acquired Company to pay all of the SPIN General Liabilities as provided for in Section 5.06(b);

(e) Dalrymple shall have signed an amendment to the Dalrymple Note (i) extending the maturity date to no earlier than 90 days after the Closing Date, (ii) providing for the Note Offset Rights provided for in Section 4.07(c), and (iii) reducing the principal amount of the Dalrymple Note by the amount which the SPIN General Liabilities exceeds $140,000 (the “Dalrymple Note Amendment”);

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(f) Dalrymple shall have signed an amendment to the Security Agreement entered into between SPIN and Peter Dalrymple dated August 31, 2020 substituting Quad as the debtor instead of SPIN (the “Security Agreement Amendment”);

(g) Dalrymple shall have filed with the Texas Secretary of State, a UCC termination statement as to SPIN such that no assets of SPIN other than the assets of its sole wholly-owned subsidiary Quad shall be encumbered by a lien arising out of the Dalrymple Note;

(h) SPIN shall have filed with the Delaware Secretary of State the Series A Certificate of Designations; and

(i) the Sellers shall have received further opinions, documents, certificates, or instruments relating to the transactions contemplated hereby as the Sellers may reasonably request.

ARTICLE VII
MISCELLANEOUS

Section 7.01 Brokers. SPIN represents and agrees that, except as set out in Section 7.01 of the SPIN Schedules, there were no finders or brokers involved in bringing the parties together or who were instrumental in the negotiation, execution or consummation of this Agreement. SPIN agrees to indemnify the Sellers against any claim by any third person other than those described above for any commission, brokerage, or finder’s fee arising from the transactions contemplated hereby based on any alleged agreement or understanding between the indemnifying party and such third person, whether express or implied from the actions of the indemnifying party.

Section 7.02 Governing Law. This Agreement shall be governed by, enforced, and construed under and in accordance with the laws of the United States of America and, with respect to the matters of state law, with the laws of the State of Delaware. Venue for all matters shall be in New Castle County, Delaware, without giving effect to principles of conflicts of law thereunder. Each of the parties (a) irrevocably consents and agrees that any legal or equitable action or proceedings arising under or in connection with this Agreement shall be brought exclusively in the federal courts of the United States. By execution and delivery of this Agreement, each party hereto irrevocably submits to and accepts, with respect to any such action or proceeding, generally and unconditionally, the jurisdiction of the aforesaid court, and irrevocably waives any and all rights such party may now or hereafter have to object to such jurisdiction.

Section 7.03 Notices. Any notice or other communications required or permitted hereunder shall be in writing and shall be sufficiently given if personally delivered to it or sent by email, overnight courier or registered mail or certified mail, postage prepaid, addressed as follows:

If to the Sellers and the Acquired Company, to:

c/o Benjamin Tran

Bitech Mining Corporation

600 Anton Boulevard, Suite 1100

Costa Mesa, CA 92626

Email: ben@btcmcorp.com

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Laura Anthony and Lazarus Rothstein

Anthony L.G., PLLC

625 North Flagler Drive, Suite 600

West Palm Beach, FL 33401

Email: lanthony@anthonypllc.com and lrothstein@anthonypllc.com

If to SPIN, to:

William F. Donovan, M.D., CEO

Spine Injury Solutions, Inc.

5151 Mitchelldale, Suite A2

Houston, Texas 77092

Email: drbortho@nsoortho.com

John Bergeron

c/o The Loev Law Firm, PC

6300 West Loop South

Suite 280

Bellaire, Texas 77401

dloev@loevlaw.com

Peter Dalrymple

c/o The Loev Law Firm, PC

6300 West Loop South

Suite 280

Bellaire, Texas 77401

dloev@loevlaw.com

or such other addresses as shall be furnished in writing by any party in the manner for giving notices hereunder, and any such notice or communication shall be deemed to have been given (i) upon receipt, if personally delivered, (ii) on the day after dispatch, if sent by overnight courier, (iii) upon dispatch, if transmitted by telecopy and receipt is confirmed by telephone and (iv) three (3) days after mailing, if sent by registered or certified mail.

Section 7.04 Attorney’s Fees. In the event that either party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the prevailing party shall be reimbursed by the losing party for all costs, including reasonable attorney’s fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

Section 7.05 Confidentiality. Each party hereto agrees with the other that, unless and until the transactions contemplated by this Agreement have been consummated, it and its representatives will hold in strict confidence all data and information obtained with respect to another party or any subsidiary thereof from any representative, officer, director or employee, or from any books or records or from personal inspection, of such other party, and shall not use such data or information or disclose the same to others, except (i) to the extent such data or information is published, is a matter of public knowledge, or is required by law to be published; or (ii) to the extent that such data or information must be used or disclosed in order to consummate the transactions contemplated by this Agreement. In the event of the termination of this Agreement, each party shall return to the other party all documents and other materials obtained by it or on its behalf and shall destroy all copies, digests, work papers, abstracts or other materials relating thereto, and each party will continue to comply with the confidentiality provisions set forth herein.

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Section 7.06 Public Announcements and Filings. Unless required by applicable law or regulatory authority, none of the parties will issue any report, statement or press release to the general public, to the trade, to the general trade or trade press, or to any third party (other than its advisors and representatives in connection with the transactions contemplated hereby) or file any document, relating to this Agreement and the transactions contemplated hereby, except as may be mutually agreed by the parties. Copies of any such filings, public announcements or disclosures, including any announcements or disclosures mandated by law or regulatory authorities, shall be delivered to each party at least one (1) business day prior to the release thereof.

Section 7.07 Schedules; Knowledge. Each party is presumed to have full knowledge of all information set forth in the other party’s schedules delivered pursuant to this Agreement.

Section 7.08 Third Party Beneficiaries. This contract is strictly between SPIN, the Sellers and the Acquired Company, and, except as specifically provided, no director, officer, stockholder (other than the Sellers), employee, agent, independent contractor or any other Person or entity shall be deemed to be a third party beneficiary of this Agreement.

Section 7.09 Expenses. Subject to Section 7.04 above, whether or not the Exchange is consummated, each of SPIN and the Acquired Company will bear their own respective expenses, including legal, accounting and professional fees, incurred in connection with the Exchange or any of the other transactions contemplated hereby.

Section 7.10 Entire Agreement. This Agreement represents the entire agreement between the parties relating to the subject matter thereof and supersedes all prior agreements, understandings and negotiations, written or oral, with respect to such subject matter.

Section 7.11 Survival; Termination. The representations, warranties, and covenants of the respective parties shall survive the Closing Date and the consummation of the transactions herein contemplated for a period of two years.

Section 7.12 Specific Performance. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by them in accordance with the terms hereof or were otherwise breached and that each Party hereto shall be entitled to an injunction or injunctions, specific performance and other equitable relief to prevent breaches of the provisions hereof and to enforce specifically the terms and provisions hereof, without the proof of actual damages, in addition to any other remedy to which they are entitled at law or in equity. Each Party agrees to waive any requirement for the security or posting of any bond in connection with any such equitable remedy, and agrees that it will not oppose the granting of an injunction, specific performance or other equitable relief on the basis that (a) the other Party has an adequate remedy at law, or (b) an award of specific performance is not an appropriate remedy for any reason at law or equity.

Section 7.13 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument. The execution and delivery of a facsimile or other electronic transmission of a signature to this Agreement shall constitute delivery of an executed original and shall be binding upon the person whose signature appears on the transmitted copy.

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Section 7.14 Amendment or Waiver. Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing. At any time prior to the Closing Date, this Agreement may by amended by a writing signed by all parties hereto, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance may be extended by a writing signed by the party or parties for whose benefit the provision is intended.

Section 7.15 Best Efforts. Subject to the terms and conditions herein provided, each party shall use its best efforts to perform or fulfill all conditions and obligations to be performed or fulfilled by it under this Agreement so that the transactions contemplated hereby shall be consummated as soon as practicable. Each party also agrees that it shall use its best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective this Agreement and the transactions contemplated herein.

Section 7.16 Sellers’ Representative.

(a) Each Seller hereby irrevocably appoints Benjamin Tran as Sellers’ Representative and attorney-in-fact to act on behalf of such Seller with respect to this Agreement and to take any and all actions and make any decisions required or permitted to be taken by Sellers individually or by Sellers’ Representative pursuant to this Agreement, including the exercise of the power to give and receive notices and communications in connection with this Agreement and the transactions contemplated hereby, to take all actions on behalf of Sellers pursuant to this Agreement, and to take all actions necessary or appropriate in the judgment of the Sellers’ Representative for the accomplishment of the foregoing. More specifically, the Sellers’ Representative shall have the authority to make all decisions and determinations and to take all actions (including agreeing to any amendments to this Agreement to which it is a party or to the termination hereof or thereof) required or permitted hereunder on behalf of each such Seller, and any such action, decision or determination so made or taken shall be deemed the action, decision or determination of each such Seller, and any notice, communication, document, certificate or information required (other than any notice required by Law) to be given to any Seller hereunder shall be deemed so given if given to the Sellers’ Representative. Without limiting the generality of the foregoing, the Sellers’ Representative shall be authorized, in connection with the Closing, to execute all certificates, documents and agreements on behalf of and in the name of Sellers necessary to effectuate the Closing and related transactions. Each Sellers’ Representative shall be authorized to take all actions on behalf of the Sellers in connection with any claims made under Section 4.07 of this Agreement, to defend or settle such claims, and to make payments in respect of such claims on behalf of Sellers.

(b) No Seller shall have the right to object to, dissent from, protest or otherwise contest any such decision or action of the Sellers’ Representative. The provisions of this Section 7.16, including the power of attorney granted by this Section 7.16, are independent and severable, are irrevocable and coupled with an interest and shall not be terminated by any act of any one Seller, or by operation of Law, whether by death or other event.

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(c) Each Seller’s Representative may resign at any time, and may be removed for any reason or no reason by the vote of the holders of a majority of the Acquired Company Shares immediately prior to Closing; provided, however, in no event shall Sellers’ Representative resign or be removed without the Sellers having first appointed a new Sellers’ Representative who shall assume such duties immediately upon the resignation or removal of Sellers’ Representative. In the event of the death, incapacity, resignation or removal of Sellers’ Representative, a new Sellers’ Representative shall be appointed by the vote of the holders of a majority of the Acquired Company Shares immediately prior to Closing. Notice of such vote or a copy of the written consent appointing such new Sellers’ Representative shall be sent to Buyer promptly following such vote or consent, such appointment to be effective upon the date indicated in such consent; provided, that until such notice is received, Buyer shall be entitled to rely on the decisions and actions of the prior Sellers’ Representative as described in Section 7.16(a) above.

(d) Each Seller’s Representative shall not be liable to the Sellers for actions taken pursuant to this Agreement, except to the extent such actions shall have been determined by a court of competent jurisdiction to have constituted fraud, intentional misconduct or bad faith (it being understood that any act done or omitted pursuant to the advice of counsel, accountants and other professionals and experts retained by Sellers’ Representative shall be conclusive evidence of good faith). Each Seller shall indemnify and hold harmless Sellers’ Representative from and against, compensate him, her or it for, reimburse him, her or it for and pay any and all Losses, arising out of and in connection with his, her or its activities as Sellers’ Representative under this Agreement, including without limitation any travel expenses such as transportation, lodging and meals, and attorney fees incurred in connection with Sellers actions as Seller Representative, in each case as such Loss is suffered or incurred; provided, that in the event it is finally adjudicated that a Loss or any portion thereof was primarily caused by the fraud, intentional misconduct or bad faith of the Sellers’ Representative, the Sellers’ Representative shall reimburse the Sellers the amount of such indemnified Loss attributable to such fraud, intentional misconduct or bad faith.

Section 7.17 Tax and SEC Filings. Following the Closing, the Acquired Company will be responsible for all SEC filings as well as tax filings including, but not limited, to those due on or after March 31, 2022 (such as the 941).

Section 7.18 Rule 144 Opinions. SPIN shall, promptly at the request of a shareholder of SPIN (a “Selling Shareholder”), upon the Selling Shareholder providing customary supporting documentation, give SPIN’s transfer agent instructions to the effect that, upon the transfer agent’s receipt from the Selling Shareholder of a certificate (a “Rule 144 Certificate”) certifying that the Selling Shareholder’s holding period (as determined in accordance with the provisions of Rule 144 of the Securities Act (“Rule 144”)) for any portion of the shares of common stock which the Selling Shareholder proposes to sell (the “Securities Being Sold”) is not less than six (6) months and such sale otherwise complies with the requirements of Rule 144, and receipt by the transfer agent of the “Rule 144 Opinion” (as hereinafter defined) from SPIN, its counsel or counsel for the Selling Shareholder, the transfer agent is to effect the transfer of the Securities Being Sold and issue to the Selling Shareholder or transferee(s) thereof one or more stock certificates representing the transferred Securities Being Sold without any restrictive legend and without recording any restrictions on the transferability of such Securities Being Sold on the transfer agent’s books and records or, at the Selling Shareholder’s option, the Securities Being Sold shall be transmitted by the transfer agent to the Selling Shareholder by crediting the account of the Selling Shareholder’s or its designee’s balance account with The Depository Trust Company through its Deposit or Withdrawal at Custodian system if the transfer agent is then a participant in such system. In this regard, upon the Selling Shareholder’s request, SPIN shall have an affirmative obligation at the Selling Shareholder’s expense to cause its counsel to confirm to SPIN’s transfer agent, that it can accept a Rule 144 opinion letter prepared by a legal counsel licensed in the United States, and engaged by the Selling Shareholder, absent manifest error, providing that, based on the Rule 144 Certificate, the Securities Being Sold were or may be sold, as applicable, pursuant to the provisions of Rule 144, even in the absence of an effective registration statement (the “Rule 144 Opinion”). If the transfer agent requires any additional documentation from SPIN in connection with any proposed transfer by the Selling Shareholder of any Securities Being Sold, SPIN shall promptly deliver or cause to be delivered to the transfer agent or to any other person, all such additional documentation in its possession or control as may be reasonably necessary to effectuate the transfer of the Securities Being Sold and the issuance of an unlegended certificate to any transferee thereof, all at SPIN’s expense, provided that SPIN shall not be required to obtain any, or pay for any Rule 144 Opinion. Following the Closing, the Acquired Company will be responsible for all SEC filings as well as tax filings including, but not limited, to those due on or after March 31, 2022 (such as the 941).

[Signature Page Follows]

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IN WITNESS WHEREOF, the corporate parties hereto have caused this Agreement to be executed by their respective officers, hereunto duly authorized, as of the date first-above written.

SPINE INJURY SOLUTIONS, INC. A Delaware corporation

By:	/s/ William F. Donovan, M.D.
William F. Donovan, M.D. Chief Executive Officer

Bitech Mining Corporation A Wyoming corporation

By:	/s/ Benjamin Tran
Benjamin Tran, Chief Executive Officer

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SPIN, Inc. (“SPIN”)

Share Exchange Agreement

Exhibits

CERTIFICATE OF DESIGNATIONS OF PREFERENCES AND RIGHTS OF

SERIES A CONVERTIBLE PREFERRED STOCK

OF

SPINE INJURY SOLUTIONS, INC.

a Delaware corporation

Pursuant to Section 151 of the General Corporation Law of the State of Delaware, the undersigned Chief Executive Officer of Spine Injury Solutions, Inc. (the “Corporation”), a corporation organized and existing under the laws of the State of Delaware, does hereby make this Certificate of Designations of Preferences and Rights of Series A Convertible Preferred Stock (this “Certificate of Designations”) and DOES HEREBY CERTIFY that pursuant to the authority contained in the Corporation’s Certificate of Incorporation, as amended, and pursuant to Section 151 of the General Corporation Law of the State of Delaware and in accordance with the provisions of the resolution creating a series of the class of the Corporation’s authorized Preferred Stock designated as Series A Convertible Preferred Stock, as follows:

FIRST: The Certificate of Incorporation of the Corporation authorizes the issuance by the Corporation of 250,000,000 shares of common stock, $0.001 par value per share (the “Common Stock”) and 10,000,000 shares of preferred stock, par value $0.001 per share (the “Preferred Stock”), and, further, authorizes the Board of Directors of the Corporation (the “Board”), by resolution or resolutions, at any time and from time to time, to fix or alter the rights, preferences, privileges and restrictions of any wholly unissued series of Preferred Stock, and the number of shares constituting any such series or the designation thereof.

SECOND: By unanimous written consent of the Board dated March 18, 2022, the Board designated 9,000,000 shares of the Preferred Stock as Series A Convertible Preferred Stock, par value $0.001 per share (the “Series A Stock”), pursuant to a resolution providing that a series of preferred stock of the Corporation be and hereby is created, and that the designation and number of shares thereof and the voting and other powers, preferences and relative, participating, optional or other rights of the shares of such series and the qualifications, limitations and restrictions thereof are as follows:

SERIES A CONVERTIBLE PREFERRED STOCK

Section 1. Powers and Rights of Series A Convertible Preferred Stock. There is hereby designated a class of Preferred Stock of the Corporation as the Series A Convertible Preferred Stock, par value $0.001 per share, of the Corporation (the “Series A Stock”). The number of shares, powers, terms, conditions, designations, preferences and privileges, relative, participating, optional and other special rights, and qualifications, limitations and restrictions, if any, of the Series A Stock shall be as set forth in this Certificate of Designations of Preferences and Rights of Series A Convertible Preferred Stock (this “Certificate of Designations”). For purposes hereon, a holder of a share or shares of Series A Stock, with respect to their rights as related to the Series A Stock, shall be referred to as a “Series A Holder.”

Section 2. Number; Stated Value. The number of authorized shares of the Series A Stock is 9,000,000 shares. Each share of the Series A Stock shall have a stated value equal to $1.00 (the “Stated Value”).

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Section 3. Conversion.

(a) Automatic Conversion. On the first business day immediately following the earlier of (a) the date on which the Secretary of State of Delaware shall have filed, after all required approvals by the Board and the Corporation’s stockholders, an amendment to the Corporation’s Certificate of Incorporation increasing the number of its authorized shares of Common Stock; and (b) the date on which FINRA has affected a reverse stock split of the Corporation’s outstanding common stock, after all required approvals by the Board and the Corporation’s stockholders, in either (a) or (b), so that there are a sufficient number of shares of the Corporation’s Common Stock authorized but unissued to permit a full conversion of all the Series A Stock based upon the Conversion Price (as hereinafter defined) (the “Conversion Condition”), all shares of the Series A Stock shall automatically convert into shares of the Corporation’s Common Stock at the Conversion Price without any action of the Series A Holder (the “Conversion”). Promptly thereafter, the Corporation shall issue to the Series A Holder a certificate representing the number of shares of Common Stock issued pursuant to such automatic conversion, of the Series A Stock, or otherwise issue such shares of Common Stock in book entry/non-certificated form. Shares of Series A Stock converted into Common Stock in accordance with the terms hereof shall be canceled and shall not be reissued.

(b) Calculation. The number of shares of Common Stock to be issued upon conversion of the Series A Stock pursuant to Section 3(a) above shall be determined by dividing (i) the Stated Value by (ii) the Conversion Price then in effect, with such shares of Common Stock issuable in connection with such conversion defined herein as “Conversion Shares”.

(c) Conversion Price. The conversion price shall be $0.018526887 per share of Series A Stock (the “Conversion Price”), subject to further adjustment from time to time upon the happening of certain events as set forth below.

(d) Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the conversion of the Series A Stock. In the event that for any reason the number of shares of Common Stock issuable to any Series A Holder pursuant to Section 3(a) above results in a fraction of a Conversion Share being due to a Series A Holder, the Corporation shall at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the fair market value of a share of Common Stock as determined in good faith by the Board, or round up to the next whole share of Common Stock resulting from such fractional share.

(e) Transfer Taxes and Expenses. The issuance of Conversion Shares on conversion of Series A Stock shall be made without charge to any Series A Holder for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such Conversion Shares, provided that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such Conversion Shares upon conversion in a name other than that of the applicable Series A Holder of such shares of Series A Stock and the Corporation shall not be required to issue or deliver such Conversion Shares unless or until the Person (as defined below) or Persons requesting the issuance thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid. For purposes hereof, “Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

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(f) Cancellation of Series A Stock Certificates. Without limiting the obligation of each Series A Holder set forth herein (including below), the Corporation and/or the Corporation’s Transfer Agent shall be authorized to take whatever action necessary, if any, following the Conversion to reflect the cancellation of the Series A Stock shares and certificates subject to the Conversion, which shall not require the approval and/or consent of any Series A Holder (a “Cancellation”). Notwithstanding the above, each Series A Holder, by accepting such Series A Stock hereby covenants that it will, whenever and as reasonably requested by the Corporation and the Transfer Agent, at the Corporation’s sole cost and expense, do, execute, acknowledge and deliver any and all such other and further acts, deeds, assignments, transfers, conveyances, confirmations, powers of attorney and any instruments of further assurance, approvals and consents as the Corporation or the Transfer Agent may reasonably require in order to complete, insure and perfect the Cancellation, if such may be reasonably required by the Corporation and/or the Corporation’s Transfer Agent, including, but not limited to the delivery to the Corporation of all certificates and stock powers with medallion signature guaranty in connection with the Cancellation.

Section 4. Certain Adjustments.

(a) Stock Dividends and Stock Splits. If the Corporation, at any time while Series A Stock is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions payable in shares of Common Stock on shares of Common Stock or any other Common Stock Equivalents (as hereinafter defined) (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Corporation upon conversion of the Series A Stock), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of a reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (iv) issues, in the event of a reclassification of shares of the Common Stock, any shares of capital stock of the Corporation, then the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding any treasury shares of the Corporation) outstanding immediately before such event, and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to this Section 4(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification. “Common Stock Equivalents” means any securities of the Corporation which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

(b) Pro Rata Distributions. During such time as the Series A Stock is outstanding, if the Corporation declares or makes any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), at any time after the issuance of the Series A Stock, then, in each such case, each Series A Holder shall be entitled to participate in such Distribution to the same extent that the Series A Holder would have participated therein if the Series A Holder had held the number of shares of Common Stock acquirable upon complete Conversion of the Series A Stock held by such Series A Holder (without regard to any limitations on Conversion hereof) immediately before the date of which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Distribution.

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(c) Consolidation or Merger. At any time while the Series A Stock remains outstanding, in case of any consolidation or merger of the Corporation with or into another corporation (other than a merger with another corporation in which the Corporation is a continuing corporation and which does not result in any reclassification or change, other than a change in par value, or from par value to no par value per share, or from no par value per share to par value), or in the case of any sale or transfer to another corporation of the property of the Corporation as an entirety or substantially as an entirety, the Corporation or such successor or purchasing corporation, as the case may be, shall, without payment of any additional consideration therefor, assume the Corporation’s obligations hereunder.

Section 5. Dividends. Except for adjustments to the Conversion Price provided by Section 4 hereof, to the extent applicable, or dividends as may be declared by the Board in its sole and absolute discretion, the Series A Stock shall not accrue dividends.

Section 6. Voting Power. Other than as set forth in Section 9, on any matter, event or action submitted to the holders of Common Stock for a vote or on which the holders of Common Stock have a right to vote, each share of Series A Stock shall have a number of votes per share equal to the number of Conversion Shares then issuable upon Conversion thereof, and the Series A Stock shall vote on any such matter, event or action submitted to the holders of Common Stock for a vote or on which the holders of Common Stock have a right to vote, together with the Common Stock as one class. Any vote or consent of the Series A Holders may be taken either by vote at a meeting called for the purpose or by written consent without a meeting and in either case may be given in person or by proxy. The rules and procedures for calling and conducting any meeting of the Series A Holders (including, without limitation, the fixing of a record date in connection therewith), the solicitation and use of proxies at such a meeting, the obtaining of written consents and any other aspect or matter with regard to such a meeting or such consents shall be governed by any rules the Board or a duly authorized committee of the Board, in its discretion, may adopt from time to time, which rules and procedures shall conform to the requirements of the Certificate of Incorporation, the Bylaws and applicable law.

Section 7. Participation. The Series A Stock shall participate in any dividends, distributions or payments to the holders of the Common Stock on an as-converted basis, but without any conversion being required in connection therewith and regardless of whether there are a sufficient number of authorized but unissued shares of Common Stock to permit full conversion of all shares of Series A Stock.

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Section 8. Liquidation. Upon any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary (a “Liquidation”), each Series A Holder shall be entitled to receive out of the assets, whether capital or surplus, of the Corporation an amount equal to the Stated Value, plus any other fees or liquidated damages then due and owing thereon under this Certificate of Designation, for each share of Series A Stock before any distribution or payment shall be made to the holders of any Junior Securities (as hereinafter defined), and if the assets of the Corporation shall be insufficient to pay in full such amounts, then the entire assets to be distributed to each Series A Holder shall be ratably distributed among each Series A Holder in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full. A Fundamental Transaction or Change of Control Transaction shall not be deemed a Liquidation. The Corporation shall mail written notice of any such Liquidation, not less than 45 days prior to the payment date stated therein, to each Holder. The following terms shall have the following meanings in this Certificate of Designations:

(a) “Change of Control Transaction” means the occurrence after the date hereof of any of the following: (a) an acquisition after the date hereof by an individual or legal entity or “group” (as described in Rule 13d 5(b)(1) promulgated under the Securities Exchange Act of 1934, as amended) of effective control (whether through legal or beneficial ownership of capital stock of the Corporation, by contract or otherwise) of in excess of 33% of the voting securities of the Corporation (other than by means of conversion of the Series A Stock), (b) the Corporation merges into or consolidates with any other Person, or any Person merges into or consolidates with the Corporation and, after giving effect to such transaction, the stockholders of the Corporation immediately prior to such transaction own less than 66% of the aggregate voting power of the Corporation or the successor entity of such transaction, (c) the Corporation sells or transfers all or substantially all of its assets to another Person and the stockholders of the Corporation immediately prior to such transaction own less than 66% of the aggregate voting power of the acquiring entity immediately after the transaction, (d) a replacement at one time or within a one year period of more than one half of the members of the Board which is not approved by a majority of those individuals who are members of the Board, or (e) the execution by the Corporation of an agreement to which the Corporation is a party or by which it is bound, providing for any of the events set forth in clauses (a) through (d) above.

(b) “Fundamental Transaction” means (i) one or more related transactions effects whereby the Corporation, directly or indirectly, merges or consolidates with or into another Person, (ii) the Corporation, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Corporation or another Person) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Common Stock, (iv) the Corporation, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property, or (v) the Corporation, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination).

(c) “Junior Securities” means the Common Stock and all other Common Stock Equivalents of the Corporation other than those securities which are explicitly senior or pari passu to the Series A Stock in dividend rights or liquidation preference.

Section 9. Amendment.

(a) The Corporation may not, and shall not, amend this Certificate of Designations, including by merger, consolidation or otherwise, without the prior written consent of Series A Holders holding a majority of the issued and outstanding shares of Series A Stock, voting separately as a single class, in person or by proxy, either in writing without a meeting or at an annual or a special meeting of the Series A Holders and with each share of Series A Stock having a number of votes per share equal to the number of Conversion Shares then issuable upon Conversion of the Series A Stock on such matter, and any such act or transaction entered into without such vote or consent shall be null and void ab initio, and of no force or effect.

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(b) In addition to any other rights and restrictions provided under applicable law, the Corporation may not, and shall not, amend or repeal any provision of, or add any provision to, the Corporation’s Certificate of Incorporation or bylaws, including by merger, consolidation or otherwise, if such action would adversely alter or change the preferences, rights, privileges, or powers of, or restrictions provided for the benefit of, the Series A Stock, as reasonably determined and agreed in writing by the Series A Holders holding a majority of the Series A Stock issued and outstanding, without the prior written consent of Series A Holders holding a majority of the issued and outstanding shares of Series A Stock, voting separately as a single class, in person or by proxy, either in writing without a meeting or at an annual or a special meeting of the Series A Holders and with each share of Series A Stock having a number of votes per share equal to the number of Conversion Shares then issuable upon Conversion of the Series A Stock on such matter, and any such act or transaction entered into without such vote or consent shall be null and void ab initio, and of no force or effect.

Section 10. Miscellaneous.

(a) Notices. Any and all notices or other communications or deliveries to be provided by a Series A Holder shall be in writing and delivered personally, by facsimile, via email with return receipt requested, sent by a nationally recognized overnight courier service, addressed to the Corporation at the primary offices of the Corporation. Any and all notices or other communications or deliveries to be provided by the Corporation hereunder shall be in writing and delivered personally, by facsimile, via email with return receipt requested, sent by a nationally recognized overnight courier service addressed to the Series A Holder at the email, facsimile, telephone number or address of such Series A Holder appearing on the books of the Corporation, or if no such facsimile telephone number or address appears, at the principal place of business of the Series A Holder. Any notice or other communication or delivery hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section 10(a) prior to 5:30 p.m. (Eastern time); (ii) upon receipt of a return receipt if sent via email; (iii) the date after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section 10(a) later than 5:30 p.m. (Eastern time) on any date and earlier than 11:59 p.m. (Eastern time) on such date, (iv) the second business day following the date of mailing, if sent by nationally recognized overnight courier service, or (v) upon actual receipt by the party to whom such notice is required to be given.

(b) Legend. Any certificates representing the Series A Stock and any Conversion Shares issued upon conversion hereof shall bear a restrictive legend in substantially the following form (and a stop transfer order may be placed against transfer of such stock certificates):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, NOR REGISTERED NOR QUALIFIED UNDER ANY STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, DELIVERED AFTER SALE, TRANSFERRED, PLEDGED, OR HYPOTHECATED UNLESS QUALIFIED AND REGISTERED UNDER APPLICABLE STATE AND FEDERAL SECURITIES LAWS OR UNLESS, IN THE OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY, SUCH QUALIFICATION AND REGISTRATION IS NOT REQUIRED. ANY TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS FURTHER SUBJECT TO OTHER RESTRICTIONS, TERMS AND CONDITIONS WHICH ARE SET FORTH HEREIN.

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(c) Lost or Mutilated Series A Stock Certificate. If the certificate for the Series A Stock held by a Series A Holder thereof shall be mutilated, lost, stolen or destroyed, the Corporation shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated certificate, or in lieu of or in substitution for a lost, stolen or destroyed certificate, a new certificate for the share of Series A Stock so mutilated, lost, stolen or destroyed but only upon receipt of evidence of such loss, theft or destruction of such certificate, and of the ownership hereof, and indemnity, if requested, all reasonably satisfactory to the Corporation.

(d) Waiver. Any waiver by the Corporation or a Series A Holder of a breach of any provision of this Certificate of Designations shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Certificate of Designations. The failure of the Corporation or a Series A Holder to insist upon strict adherence to any term of this Certificate of Designations on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Certificate of Designations. Any waiver must be in writing.

(e) Severability. If any provision of this Certificate of Designations is invalid, illegal or unenforceable, the balance of this Certificate of Designations shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder violates applicable laws governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum permitted rate of interest.

(f) No Other Rights or Privileges. Except as specifically set forth herein, the Series A Holders and the Series A Stock shall have no other rights, privileges or preferences.

(g) Record Holders. To the fullest extent permitted by applicable law, the Corporation and the transfer agent, if any, for the Series A Stock may deem and treat the record holder of any share of Series A Stock as the true and lawful owner thereof for all purposes, and neither the Corporation nor any such transfer agent shall be affected by any notice to the contrary.

(h) Technical, Corrective, Administrative or Similar Changes. The Corporation may, by any means authorized by law and without any vote of the Series A Holders, make technical, corrective, administrative or similar changes in this Certificate of Designations that do not, individually or in the aggregate, adversely affect the rights or preferences of the Series A Holders.

(Signature page follows.)

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IN WITNESS WHEREOF, Spine Injury Solutions, Inc. has caused this Certificate of Designations to be signed by a duly authorized officer on this ___ day of March 2022.

Spine Injury Solutions, Inc.

By:
Name:	William F. Donovan, M.D.
Title:	Chief Executive Officer

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